Exhibit 99.2

Leidos, Inc. Announces the Expiration and Results of Cash Tender Offer for Any and All 2.950% Senior Notes Due 2023

RESTON, Va., Feb. 24, 2023 /PRNewswire/ — Leidos Holdings, Inc. (NYSE: LDOS) (“Holdings”), a FORTUNE® 500 science and technology leader, today announced that the previously announced offer by its wholly-owned subsidiary, Leidos, Inc. (“Leidos”) to purchase for cash (the “Tender Offer”) any and all of its outstanding 2.950% Senior Notes due 2023 (the “2023 Notes”) expired at 5:00 p.m., New York City time, on February 23, 2023 (the “Expiration Time”). As of the Expiration Time, $391,572,000 or 78.31% of the $500 million aggregate principal amount outstanding of the 2023 Notes had been validly tendered and not validly withdrawn (not including any amount of 2023 Notes submitted pursuant to the guaranteed delivery procedures described in the Offer to Purchase, dated as of February 16, 2023 (the “Offer to Purchase”) and the related notice of guaranteed delivery (together with the Offer to Purchase, the “Offer Documents”). Payment for the 2023 Notes validly tendered and accepted for purchase will be made on February 28, 2023 (the “Settlement Date”).

Certain information regarding the 2023 Notes is set forth in the table below.

Title of Security	CUSIP number / ISIN	Principal Amount Outstanding	Principal Amount Accepted for Purchase(1)	Percentage of Principal Amount Outstanding(1)
2.950% Senior Notes due 2023	52532XAB1 / US52532XAB10	$500,000,000	$391,572,000	78.31%

Holders of the 2023 Notes (“Holders”) who validly tendered, and did not validly withdraw, their 2023 Notes at or prior to the Expiration Time, or pursuant to the guaranteed delivery procedures described in the Offer Documents, will be eligible to receive in cash the consideration (the “Tender Offer Consideration”) of $995.77 for each $1,000 principal amount of the 2023 Notes validly tendered, and not validly withdrawn, and accepted for purchase, plus accrued and unpaid interest on the 2023 Notes validly tendered and accepted for purchase from November 15, 2022, the last interest payment date, up to, but not including, the Settlement Date.

BofA Securities, Inc. (“BofA”) and Citigroup Global Markets Inc. (“Citigroup”) are acting as the dealer managers (the “Dealer Managers”) in connection with the Tender Offer, and Global Bondholder Services Corporation (“GBSC”) is serving as the depositary agent and information agent for the Tender Offer.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the 2023 Notes, or an offer to sell or a solicitation of an offer to purchase the new notes pursuant to the Offering nor is it a solicitation for acceptance of the Tender Offer, nor shall it constitute a notice of redemption under the indenture governing the 2023 Notes. Leidos is making the Tender Offer only by, and pursuant to the terms of, the Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Leidos

Leidos is a Fortune 500® technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, civil, and health markets. The company’s 45,000 employees support vital missions for government and commercial customers. Headquartered in Reston, Virginia, Leidos reported annual revenues of approximately $14.4 billion for the fiscal year ended December 30, 2022.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements, which include statements relating to the Offering and the Tender Offer, and are based on future expectations, plans and prospects for Leidos’ business and operations that involve a number of risks and uncertainties, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and the ongoing Continuing Resolution, uncertainties in tax due to new tax legislation or other regulatory developments, the impact of COVID-19 and related actions taken to prevent its spread, our contract awards, strategy, planned investments, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.

Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the U.S. government budget process or a government shutdown, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; rising inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of COVID-19 or other health epidemics, pandemics and similar outbreaks may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer and disposal, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.

These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission (“SEC”), including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All information in this release is as of February 16, 2023. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos’ expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

(1)	Not including any amount of 2023 Notes submitted pursuant to the guaranteed delivery procedures described in the Offer Documents.

CONTACTS:

Investor Relations:

Stuart Davis 571.526.6124

ir@leidos.com

Media Relations:

Melissa Lee Dueñas

571.526.6850

Duenasml@leidos.com